UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2019 (November 24, 2019)

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 669-3900

(Former Name or Former Address, if Changed Since Last Report)

__________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	AMTD	The Nasdaq Stock Market LLC Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On November 24, 2019, TD Ameritrade Holding Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Charles Schwab Corporation, a Delaware corporation (“Schwab”), and Americano Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Schwab (“Merger Subsidiary”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Schwab. The Merger Agreement was unanimously approved by the Board of Directors of each of the Company and Schwab, as well as the Strategic Development Committee of the Company's Board of Directors—a committee comprised solely of outside, independent directors that was established by the Board of Directors of the Company to oversee and conduct the process and all negotiations concerning the transaction on behalf of the Company's Board of Directors.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than treasury shares held by the Company and certain shares held by Schwab), will be converted into the right to receive 1.0837 shares of voting common stock, par value $0.01 per share, of Schwab (“Schwab Common Stock”) (the “Merger Consideration”); provided, however, that if the Merger Consideration issuable in respect of shares of Company Common Stock owned by The Toronto-Dominion Bank (“TD Bank”) and its affiliates as of immediately prior to the Effective Time, together with any other shares of Schwab Common Stock then owned by TD Bank and its affiliates, would equal a number of shares of Schwab Common Stock exceeding 9.9% (or such lower percentage of shares of Schwab Common Stock as the Federal Reserve Board permits TD Bank to acquire in the Merger consistent with a determination that TD Bank does not control Schwab for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), or the Home Owners’ Loan Act of 1933, as amended (“HOLA”)), of the issued and outstanding shares of Schwab Common Stock as of immediately following the Effective Time, then TD Bank will receive one share of nonvoting common stock, $0.01 par value per share, of Schwab (“Schwab Nonvoting Common Stock” and, together with Schwab Common Stock, “Schwab Common Shares”) in lieu of each such excess share of Schwab Common Stock.

Treatment of Equity Awards

At the Effective Time, each outstanding and unexercised option to purchase shares of Company Common Stock, whether vested or unvested, will be assumed by Schwab and become an option to purchase shares of Schwab Common Stock, on the same terms and conditions as applied to each such option immediately prior to the Effective Time, except that (A) the number of shares of Schwab Common Stock subject to such option will equal the product of (i) the number of shares of Company Common Stock that were subject to such option immediately prior to the Effective Time multiplied by (ii) 1.0837, rounded down to the nearest whole share, and (B) the per-share exercise price will equal the quotient of (1) the exercise price per share of Schwab Common Stock at which such option was exercisable immediately prior to the Effective Time, divided by (2) 1.0837, rounded up to the nearest whole cent, and except that each option (A) which is an “incentive stock option” (as defined in Section 422 of the Internal Revenue Code of 1986 (the “Code”)) shall be adjusted in accordance with the requirements of Section 424 of the Code and (B) shall be adjusted in a manner that complies with Section 409A of the Code.

At the Effective Time, each outstanding restricted stock unit award with respect to shares of Company Common Stock, whether vested or unvested, will be assumed by Schwab and become a restricted stock unit award with respect to shares of Schwab Common Stock (each, a “Schwab RSU Award”), on the same terms and conditions as applied to such restricted stock award immediately prior to the Effective Time, except that the number of shares of Schwab Common Stock subject to such restricted stock award will equal the product of (i) the number of shares of Company Common Stock that were subject to such restricted stock award prior to the Effective Time multiplied by (ii) 1.0837, rounded to the nearest whole share.

At the Effective Time, each outstanding restricted stock unit award with respect to shares of Company Common Stock that is eligible to vest based on the achievement of performance goals (each, a “Company PSU Award”) will be converted into a restricted stock unit award of Schwab representing the right to receive shares of Schwab Common Stock with respect to each share of Company Common Stock underlying such Company PSU Award (with the number of shares of Company Common Stock earned to be determined based on the greater of (x) the actual level of achievement of the applicable performance goals as determined by the compensation committee of the Company prior to the Effective Time using the information available as of the latest practicable date prior to the Effective Time and (y) the target level) (each, a “Schwab PSU Award”), except that the number of shares of Schwab Common Stock subject to such Schwab PSU Award will equal the product of (i) the number of shares of Company Common Stock that were subject to such Schwab PSU Award immediately prior to the Effective Time multiplied by (ii) 1.0837, rounded to the nearest whole share.

At the Effective Time, each outstanding restricted stock unit award with respect to shares of Company Common Stock outstanding under the TD Ameritrade Holding Corporation 2006 Directors Incentive Plan, including each deferred restricted stock unit award and any stock unit issued in respect of deferred cash fees (each, a “Company Director RSU Award”), whether vested or unvested, will vest, if unvested, and be cancelled and converted into the right to receive the Merger Consideration as if such Company Director RSU Award had been settled in shares of Company Common Stock immediately prior to the Effective Time; except that each such Company Director RSU Award that constitutes “deferred compensation” for purposes of Section 409A of the Code will instead be settled at the earliest time that would not result in the application of additional taxes or penalties under Section 409A of the Code, and each Company Director RSU Award for which settlement is delayed will be converted into a fully vested Schwab RSU Award.

Closing Conditions

The obligation of the parties to consummate the Merger is subject to customary conditions, including, among others, (i) the approval and adoption of the Merger Agreement by the Company’s stockholders, including by the holders (other than TD Bank, the Significant Company Stockholders (as defined below) and their respective affiliates) of a majority of the outstanding shares of Company Common Stock (other than shares of Company Common Stock held by TD Bank, the Significant Company Stockholders and their respective affiliates), (ii) the approval by Schwab’s stockholders of the issuance of Schwab Common Shares in the transaction (the “Share Issuance”) and an amendment to Schwab’s certificate of incorporation to create Schwab Nonvoting Common Stock with 300 million shares authorized for issuance (the “Charter Amendment”), (iii) the absence of any law, injunction, judgment, order or decree prohibiting or making illegal the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement and the ancillary agreements, (iv) the early termination or expiration of any applicable waiting period or periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of specified governmental consents and approvals (in the case of Schwab’s obligations to close, without the imposition of a Burdensome Condition (as defined below)), (v) compliance by Schwab and the Company in all material respects with their respective obligations under the Merger Agreement and (vi) subject in most cases to exceptions that do not rise to the level of a “Parent Material Adverse Effect” or a “Company Material Adverse Effect” (each as defined in the Merger Agreement), as applicable, the accuracy of representations and warranties made by the Company and Schwab, respectively. The obligation of the Company and Schwab to consummate the Merger is also subject to there not having occurred an event that has had or would reasonably be expected to have, individually or in the aggregate, a “Company Material Adverse Effect” or “Parent Material Adverse Effect”, respectively. The obligation of Schwab to consummate the Merger is also subject to the parties having received from the Federal Reserve Board a determination in form and substance reasonably satisfactory to Schwab or, as determined by Schwab in its sole discretion, other acceptable confirmation, that the consummation of the Merger will not result in Schwab either (i) being deemed to be “controlled” by TD Bank as that term is interpreted by the Federal Reserve Board under the BHC Act or HOLA or (ii) being deemed to be in “control” of any of the TD Subsidiary Banks (as defined in the Merger Agreement) as that term is interpreted by the Federal Reserve Board under the BHC Act or HOLA (the “Noncontrol Determinations”).

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties from both the Company and Schwab with respect to each party’s business. The Merger Agreement contains customary covenants, including covenants by (i) the Company to, subject to certain exceptions, conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger and (ii) Schwab to not conduct its business outside the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger to the extent it would, or would reasonably be expected to, prevent, enjoin, alter or materially delay the contemplated transactions.

Under the Merger Agreement, each of the Company and Schwab has agreed to use its reasonable best efforts to take all actions and to do all things reasonably necessary, proper or advisable to consummate the Merger, including obtaining all consents required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the Merger. Notwithstanding such general obligation to obtain such consents of governmental authorities, Schwab is not required to take certain actions if such action would reasonably be expected to have a material adverse effect on the Company, Schwab and their respective subsidiaries, taken as a whole, in each case, measured on a scale relative to the size of the Company and its subsidiaries (a “Burdensome Condition”).

The Merger Agreement provides that Schwab will take all necessary action to cause Todd Ricketts, who has been designated by the Company, and two other individuals who will be designated by TD Bank to be appointed to the Board of Directors of Schwab as of the Effective Time, provided that such individuals meet (i) the director qualification and eligibility criteria of the Nominating and Corporate Governance Committee of the Board of Directors of Schwab and (ii) any applicable requirements or standards that may be imposed by a regulatory agency for service on the Board of Directors of Schwab, and will otherwise be reasonably acceptable to the Nominating and Corporate Governance Committee of the Board of Directors of Schwab.

Stockholder Meetings; Non-Solicitation; Intervening Events

The Merger Agreement requires each of the Company and Schwab to convene a stockholder meeting for purposes of obtaining the necessary Company stockholder approval and Schwab stockholder approval. In addition, subject to certain exceptions, each of the Company and Schwab have agreed (i) not to solicit alternative transactions or enter into discussions concerning, or provide information in connection with, any alternative transaction and (ii) that its Board of Directors will recommend that its stockholders approve the Share Issuance and the Charter Amendment or approve and adopt the Merger Agreement, as applicable.

Prior to the approval of the Share Issuance and the Charter Amendment by Schwab’s stockholders or the approval and adoption of the Merger Agreement by the Company’s stockholders, as applicable, the Board of Directors of Schwab or the Board of Directors of the Company, as applicable, may, in connection with (i) the receipt of a “Parent Superior Proposal” or a “Company Superior Proposal” (each as defined in the Merger Agreement), respectively, or (ii) a “Parent Intervening Event” or a “Company Intervening Event” (each as defined in the Merger Agreement), respectively, change its recommendation in favor of the Share Issuance and the Charter Amendment or the Merger Agreement, respectively, in each case, subject to complying with notice and other specified conditions, including giving the other party the opportunity to propose changes to the Merger Agreement in response to such Parent Superior Proposal, Company Superior Proposal, Parent Intervening Event or Company Intervening Event, as applicable, if the failure to make such change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties.

Notwithstanding a change in recommendation by the Board of Directors of Schwab or the Board of Directors of the Company, Schwab or the Company, as applicable, is still required to convene the meeting of its stockholders as described above.

Termination Fee

The Merger Agreement may be terminated by the Company under certain specified circumstances and by Schwab under certain specified circumstances.

In the event of a termination of the Merger Agreement under certain circumstances, the Company or Schwab may be required to pay a termination fee of $950 million to the other.

If either party does not obtain the required vote of its stockholders at the applicable stockholders meeting and the Merger Agreement is terminated in certain circumstances, that party would be required to reimburse the other party for its out-of-pocket costs and expenses actually incurred or accrued in connection with the contemplated transactions, up to an aggregate amount of $50 million. If the termination fee is also payable by such party, the expense reimbursement payment will be credited against the termination fee.

Important Statement Regarding the Merger Agreement

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Merger Agreement has been included to provide Company stockholders, Schwab stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about the Company or Schwab. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders, Schwab stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders, Schwab stockholders or other security holders. Company stockholders, Schwab stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Company stockholders’ right to receive the Merger Consideration and the right of holders of Company equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Schwab or Merger Subsidiary. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Schwab’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Schwab, the Company, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of the Company and Schwab and a prospectus of Schwab, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that each of Schwab and the Company make with the SEC.

Voting and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, the Company entered into a voting and support agreement (the “Voting Agreement”) with Charles R. Schwab and Helen O’Neill Schwab (the “Significant Schwab Stockholders”). The Voting Agreement requires that the Significant Schwab Stockholders (i) vote their shares of Schwab Common Stock in favor of the approval of the Share Issuance and the Charter Amendment, and against any competing transaction, (ii) not transfer their shares of Schwab Common Stock, with certain limited exceptions, (iii) not solicit an alternative transaction or participate in discussions or negotiations regarding an alternative transaction and (iv) not participate in any litigation against the Company or Schwab relating to the Merger Agreement or the consummation of the transactions, subject to limited exceptions. The Voting Agreement will terminate upon the earliest of the Effective Time and termination of the Merger Agreement in accordance with its terms.

Concurrently with the execution and delivery of the Merger Agreement, Schwab also entered into voting and support agreements with TD Bank and certain other stockholders of the Company, including J. Joe Ricketts and Marlene Ricketts (the “Significant Company Stockholders”).

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Letter Agreement

Concurrently with the execution and delivery of the Merger Agreement, Schwab, the Company and TD Bank entered into a letter agreement (the “Letter Agreement”), pursuant to which Schwab and the Company have agreed with TD Bank that they will not (i) waive certain conditions to the closing of the Merger that would adversely affect TD Bank or (ii) consummate the Merger unless certain conditions (primarily related to regulatory approvals required by TD Bank) are satisfied. Furthermore, TD Bank has agreed to use reasonable best efforts to obtain certain regulatory approvals that are required in connection with the contemplated transactions (subject to certain limitations), except in the case of actions in connection with obtaining the Noncontrol Determinations). TD Bank has agreed to modify (i) its voting rights and governance arrangements as contemplated by the Merger Agreement and/or the Stockholder Agreement and/or (ii) the terms of the Amended IDA Agreement, in each case, to the extent necessary to obtain (x) a determination from the Federal Reserve Board or, as determined by TD Bank in its sole discretion and Schwab in its sole discretion, other acceptable confirmation, that the consummation of the Merger and the other contemplated transactions will not result in TD Bank being deemed to “control” Schwab (as that term is interpreted by the Federal Reserve Board under the BHC Act or HOLA) following the consummation of the Merger and the other contemplated transactions and (y) a determination from the Federal Reserve Board in form and substance reasonably satisfactory to Schwab or, as determined by Schwab in its sole discretion, other acceptable confirmation, that the consummation of the Merger and the other contemplated transactions will not result in Schwab being deemed to “control” any of the TD Subsidiary Banks (as that term is interpreted by the Federal Reserve Board under the BHC Act or HOLA); provided that TD Bank will not be required to take any action which would result in a loss of its ability to account for its ownership of Schwab Common Shares to be issued to it in the Merger on an equity accounting basis.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Other Agreements

Concurrently with the execution and delivery of the Merger Agreement, Schwab entered into a stockholder agreement with TD Bank (the “Stockholder Agreement”) and a registration rights agreement with TD Bank and Charles R. Schwab (the “Registration Rights Agreement”), in each case effective as of the closing of the Merger. In addition, concurrently with the execution and delivery of the Merger Agreement, Schwab, TD Bank USA, National Association and TD Bank, National Association (together, the “Depository Institutions”), executed an amended and restated insured deposit account (“IDA”) agreement (the “Amended IDA Agreement”) by and among Schwab and the Depository Institutions, which will replace the existing IDA agreement between the Depository Institutions and the Company. The Amended IDA Agreement will become effective as of the closing of the Merger.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company approved amendments to the terms of outstanding Company PSU Awards, including those held by Stephen J. Boyle, Interim President and Chief Executive Officer, Peter J. deSilva, Executive Vice President, Retail Distribution, Thomas A. Nally, Executive Vice President, Institutional Services, and Steven M. Quirk, Executive Vice President, Trading and Education, to provide that upon a termination of the holder’s employment without cause (as defined in the applicable award agreement) on or after the Effective Time, 100% of the Company PSU Award will become vested.

Additional Information About the Transaction and Where to Find It

In connection with the proposed transaction between The Charles Schwab Corporation (“Schwab”) and TD Ameritrade Holding Corporation (“TD Ameritrade”), Schwab and TD Ameritrade will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Schwab registration statement on Form S-4 that will include a joint proxy statement of Schwab and TD Ameritrade that also constitutes a prospectus of Schwab, and a definitive joint proxy statement/prospectus will be mailed to stockholders of Schwab and TD Ameritrade. INVESTORS AND SECURITY HOLDERS OF SCHWAB AND TD AMERITRADE ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Schwab or TD Ameritrade through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Schwab or TD Ameritrade at the following:

The Charles Schwab Corporation	TD Ameritrade Holding Corporation
211 Main Street	200 South 108th Avenue
San Francisco, CA 94105	Omaha, Nebraska 68154
Attention: Investor Relations	Attention: Investor Relations
(415) 667-7000	(800) 669-3900
investor.relations@schwab.com

Schwab, TD Ameritrade, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and executive officers of Schwab, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in Schwab’s Form 10-K for the year ended December 31, 2018, its proxy statement filed on March 29, 2019 and its Current Reports on Form 8-K filed on August 28, 2019, July 26, 2019 and May 16, 2019, which are filed with the SEC. Information regarding the directors and executive officers of TD Ameritrade, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in TD Ameritrade’s Form 10-K for the year ended September 30, 2019, its proxy statement filed on December 31, 2018 and its Current Reports on Form 8-K filed on July 22, 2019, May 20, 2019, February 19, 2019 and November 25, 2019, which are filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This filing contains forward-looking statements relating to the business combination transaction involving Schwab and TD Ameritrade, including stockholder and client benefits; scale; growth; EOCA; competitive position; anticipated synergies; accretion; and timing of closing and integration, that reflect management’s expectations as of the date hereof. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important transaction-related factors that may cause such differences include, but are not limited to, the risk that expected revenue, expense and other synergies from the transaction may not be fully realized or may take longer to realize than expected; the parties are unable to successfully implement their integration strategies; failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all, including stockholder and regulatory approvals; and disruptions to the parties’ businesses as a result of the announcement and pendency of the merger. Other important factors include general market conditions, including the level of interest rates, equity valuations and trading activity; the parties’ ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; competitive pressures on pricing, including deposit rates; the parties’ ability to develop and launch new and enhanced products, services, and capabilities, as well as enhance their infrastructure, in a timely and successful manner; client use of the parties’ advisory solutions and other products and services; client sensitivity to rates; the level of client assets, including cash balances; capital and liquidity needs and management; regulatory guidance; litigation or regulatory matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in Schwab’s and TD Ameritrade’s most recent reports on Form 10-K. Schwab and TD Ameritrade disclaim any obligation and do not intend to update or revise any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 24, 2019, by and among The Charles Schwab Corporation, Americano Acquisition Corp., and TD Ameritrade Holding Corporation.*
10.1	Voting and Support Agreement, dated as of November 24, 2019, by and among TD Ameritrade Holding Corporation, Charles R. Schwab and Helen O’Neill Schwab.
10.2	Letter Agreement, dated as of November 24, 2019, by and among The Toronto-Dominion Bank, The Charles Schwab Corporation and TD Ameritrade Holding Corporation.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: November 27, 2019	By:	/s/ Stephen J. Boyle
Name: Stephen J. Boyle
Title: Interim Chief Executive Officer